OFFICER’S CERTIFICATE

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto (each, a “Servicing Agreement”), for which Wells Fargo Bank, National Association, as Master Servicer, has engaged Berkeley Point Capital LLC dba Newmark, as Primary Sub-Servicer or Limited Primary Sub-Servicer, (as reflected on Schedule I hereto) (the “Primary and Limited Primary Sub-Servicer”), the undersigned, Ronald Steffenino, Vice Chairman of Berkeley Point Capital LLC dba Newmark, hereby certifies subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.
A review of the activities of the Primary & Limited Primary Sub-Servicer during the preceding calendar year (the “Reporting Period”) and of its performance under the applicable Servicing Agreement has been made under my supervision; and
2.
To the best of my knowledge, based on such review, the Primary & Limited Primary Sub-Servicer has fulfilled all of its obligations under the applicable Servicing Agreement in all material respects throughout the Reporting Period.

Berkeley Point Capital LLC February 22, 2023

dba Newmark

/s/ Ronald Steffenino

Ronald Steffenino
Vice Chairman

Schedule I

Commercial Mortgage Pass-Through Certificates; Berkeley Point Capital LLC dba Newmark as Primary Sub-Servicer for Well Fargo NA

COMM 2014-CCRE20	GSMS 2015-GC28
COMM 2015-CCRE24	COMM 2015-CCRE26
COMM 2015-LC23	GSMS 2015-GC34
CFCRE 2016-C3	CFCRE 2016-C4
Citigroup 2016-C1	CFCRE 2016-C6
SGCMS 2016-C5	UBS 2017-C4
UBS 2017-C6	CFCRE 2017-C8
UBS 2018-C10	CFCRE 2018-C6
BBCMS 2018-C2

Commercial Mortgage Pass-Through Certificates; Berkeley Point Capital LLC dba Newmark as Limited Primary Sub-Servicer for Wells Fargo NA

COMM 2012-CCRE2	COMM 2012-CCRE3
COMM 2012-CCRE4	COMM 2013-CCRE6
COMM 2013-CCRE10	COMM 2013-CCRE12
COMM 2013-CCRE13	COMM 2014-CCRE14
DB CCRE 2014-ARCP	GSMS 2014-GC18
COMM 2014-LC17	COMM 2014-CCRE20
GSMS 2014-GC22	COMM 2014-UBS5
GSMS 2014-GC26	CGCMT 2014-GC19
CGCMT 2014-GC21	GSMS 2015-GC28
COMM 2015-CCRE22	COMM 2015-CCRE24
COMM 2015-CCRE25	COMM 2015-CCRE26
COMM 2016-CCRE28	GSMS 2015-GC34
BBCCRE TRUST 2015-GTP	COMM 2015-LC23
Citigroup 2016-C1	CFCRE 2016-C3
CFCRE 2016-C4	SGCMS 2016-C5
CFCRE 2016-C6	UBS 2017-C6
UBS 2017-C7	CFCRE 2017 C8
UBS 2018-C10	BBCMS 2018-C2
UBS 2019 C18	CFCRE 2019 L3